UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2009
NEWPORT CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-01649	94-0849175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 Deere Avenue, Irvine, California	92606
(Address of principal executive offices)	(Zip Code)
(949) 863-3144
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES
Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On March 20, 2009, the Compensation Committee of the Board of Directors of Newport Corporation (the “Registrant”) approved awards of restricted stock units and stock-settled stock appreciation rights to the Registrant’s principal executive officer, principal financial officer and other named executive officers under the Registrant’s 2006 Performance-Based Stock Incentive Plan.
          The awards of the restricted stock units are on substantially the terms of the form of Restricted Stock Unit Award Agreement filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2006.
          Each stock appreciation right has a term of seven years and a base value per share equal to the closing price of the Registrant’s common stock on the date of grant, which was $4.18 per share. Each stock appreciation right entitles the executive officer to receive from the Registrant upon the exercise of the stock appreciation right an amount, payable in shares of the Registrant’s common stock, equal to the excess, if any, of (a) the fair market value of one share of common stock on the date of exercise, over (b) the base value per share.
          All such restricted stock units and stock appreciation rights have vesting conditioned on the Registrant’s achievement of a specified financial performance goal for the Registrant’s fiscal year 2009. If such performance goal is achieved, the restricted stock units and stock appreciation rights will vest in equal annual installments on the first three anniversaries of the grant date.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPORT CORPORATION
Date: March 26, 2009	By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne
Senior Vice President, General Counsel and Corporate Secretary